SERIES SUPPLEMENT

                           TRUST CERTIFICATES (TRUCs)

                               SERIES 2001-4 TRUST

                                     between

                          BEAR STEARNS DEPOSITOR INC.,

                                  as Depositor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee

                           TRUST CERTIFICATES (TRUCs)

                          Dated as of October 26, 2001



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                          TABLE OF CONTENTS

                                                                         Page

Section 1.    INCORPORATION OF STANDARD TERMS............................   1

Section 2.    DEFINITIONS................................................   1

Section 3.    DESIGNATION OF TRUST AND CERTIFICATES......................   6

Section 4.    TRUST CERTIFICATES.........................................   7

Section 5.    DISTRIBUTIONS..............................................   7

Section 6.    TRUSTEE'S FEES.............................................   9

Section 7.    REDEMPTION UPON EXERCISE OF CALL WARRANTS..................  10

Section 8.    EVENTS OF DEFAULT..........................................  11

Section 9.    MISCELLANEOUS..............................................  11

Section 10.   GOVERNING LAW..............................................  14

Section 11.   COUNTERPARTS...............................................  14

Section 12.   TERMINATION OF THE TRUST...................................  14

Section 13.   SALE OF UNDERLYING SECURITIES..............................  14

Section 14.   AMENDMENTS.................................................  14

Section 15.   VOTING OF UNDERLYING SECURITIES, MODIFICATION OF
                INDENTURE................................................  15

SCHEDULE I    SERIES 2001-4 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A-1   FORM OF TRUST CERTIFICATE CLASS A-1

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                                SERIES SUPPLEMENT

                           TRUST CERTIFICATES (TRUCs)

                            TRUCs Series 2001-4 TRUST

                  SERIES SUPPLEMENT, Series 2001-4, dated as of October 26, 2001 (the "Series Supplement"), by and between BEAR STEARNS DEPOSITOR INC., as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of June 19, 2001 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") and the Call Warrants into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities and the Call Warrants, it is desired to provide for the issuance of a series of trust certificates evidencing undivided interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 2001-4 Certificates and the transactions described herein.

     Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

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                  "Available Funds" shall have the meaning specified in the
Standard Terms, except that investment income earned on funds invested pursuant to Section 3.05 of the Standard Terms shall be included in Available Funds.

                  "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day for the purposes of the Indenture.

                  "Call Date" shall mean any date occurring on or after October 26, 2006.

                  "Call Price" shall mean, for each related Call Date, 100.000000% of the outstanding principal amount of the Underlying Securities to be called on such Call Date rounded upwards to the nearest whole multiple of $25.00, plus in each case any accrued and unpaid interest on such Underlying Securities to but excluding the Call Date.

                  "Call Request" shall have the meaning specified in Section 7(b) hereof.

                  "Call Rights" shall mean the rights to purchase in whole or in part at the Call Price the Underlying Securities pursuant to the Call Warrants.

                  "Call Warrants" shall mean, collectively, that certain call warrant on the Underlying Securities issued under the Warrant Agent Agreement.

                  "Certificate Account" shall mean the Certificate Account established as specified in the Standard Terms with respect to the Series 2001-4 Certificates and which account shall not apply to or be used in connection with any other Series.

                  "Certificates" shall have the meaning specified in Section 3 hereof.

                  "Class A-1 Certificates" shall mean the Certificates, so designated in Section 3(a), to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein.

                  "Closing Date" shall mean October 26, 2001.

                  "Collection Period" shall mean, (i) with respect to each June Distribution Date, the period beginning on the day after the December Distribution Date and ending on such June Distribution Date, inclusive and, (ii) with respect to each December Distribution Date, the period beginning on the day after the June Distribution Date of a given year and ending on the December Distribution Date of the following year, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

                  "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, Suite 1600, New York, New York 10005.

                  "Currency" shall mean United States Dollars.

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                  "Depository" shall mean The Depository Trust Company.

                  "Distribution Date" shall mean June 1 and December 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on December 1, 2001 and ending on the Final Scheduled Distribution Date.

                  "Eligible Account" shall have the meaning specified in the Standard Terms.

                  "Eligible Investments" shall be as defined in the Standard Terms; provided, however, that the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to any related Distribution Date and that any such investment be denominated in U.S. dollars.

                  "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any permitted deferrals and applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default" in the Indenture.

                  "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

                  "Final Scheduled Distribution Date" shall mean
December 1, 2095.

                  "Indenture" shall mean the indenture pursuant to which the Underlying Securities were issued.

                  "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including October 26, 2001) to but excluding the current Distribution Date.

                  "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

                  "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

                  "Maturity Date" shall have the meaning specified in Schedule I hereto.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

                  "Prepaid Ordinary Expenses" shall be zero for this Series.

                  "Prospectus Supplement" shall mean the Prospectus Supplement, dated October 12, 2001, relating to the Certificates.

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                  "Rating Agency" shall mean Moody's and S&P.

                  "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

                  "Required Interest" shall have the meaning specified in the Standard Terms.

                  "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

                  "Rights Holders" shall mean the holders of the Call Rights.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc.

                  "Series" shall mean Series 2001-4.

                  "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

                  "Trust Property" shall mean the Underlying Securities described on Schedule I hereto and the Certificate Account.

                  "Underlying Securities" shall mean $25,000,000 aggregate principal amount of 7.00% Debentures due 2095 issued by the Underlying Securities Issuer, as set forth on Schedule I attached hereto (subject to Section 3(d) hereof).

                  "Underlying Securities Guarantor" shall mean BellSouth Corporation.

                  "Underlying Securities Issuer" shall mean BellSouth Telecommunications, Inc.

                  "Underlying Securities Trustee" shall mean The Bank of New York.

                  "Underwriters" shall mean Bear, Stearns & Co. Inc., an affiliate of the Depositor, Prudential Securities Incorporated, McDonald Investments Inc., and Charles Schwab & Co. Inc.

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                  "Voting Rights" shall, in the entirety, unless otherwise set forth herein, be allocated among all Certificateholders in proportion to the then unpaid principal amounts of their respective Certificates.

                  "Warrant Agent" shall mean initially, U.S. Bank Trust National Association.

                  "Warrant Agent Agreement" shall mean that certain Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended from time to time.

                  (b) The terms listed below are not applicable to this Series.

                           "Accounting Date"

                           "Administrative Fees"

                           "Advance"

                           "Allowable Expense Amounts"

                           "Basic Documents"

                           "Calculation Agent"

                           "Call Premium Percentage"

                           "Credit Support"

                           "Credit Support Instrument"

                           "Credit Support Provider"

                           "Cut-off Date"

                           "Eligible Expense"

                           "Exchange Rate Agent"

                           "Fixed Pass-Through Rate"

                           "Floating Pass-Through Rate"

                           "Guaranteed Investment Contract"

                           "Letter of Credit"

                           "Limited Guarantor"

                           "Limited Guaranty"

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                           "Minimum Wire Denomination"

                           "Notional Amount"

                           "Pass-Through Rate"

                           "Place of Distribution"

                           "Purchase Price"

                           "Required Premium"

                           "Required Principal"

                           "Requisite Reserve Amount"

                           "Retained Interest"

                           "Sale Procedures"

                           "Sub-Administration Account"

                           "Sub-Administration Agreement"

                           "Sub-Administration Agent"

                           "Surety Bond"

                           "Swap Agreement"

                           "Swap Counterparty"

                           "Swap Distribution Amount"

                           "Swap Guarantee"

                           "Swap Guarantor"

                           "Swap Receipt Amount"

                           "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Trust Certificates (TRUCs), Series 2001-4 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Trust Certificates (TRUCs), Series 2001-4." The Certificates shall consist of the Class A-1 Certificates (the "Certificates").

     (a) The Class A-1 Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A-1. The Class A-1

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Certificates shall be issued in denominations of $25. Except as provided in the
Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or incur any indebtedness.

     (b) The Class A-1 Certificates have an initial aggregate Certificate Principal Amount of $25,000,000.00.

     (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 7.00% per annum on the outstanding Certificate Principal Amount of the Class A-1 Certificates. On December 1, 2001, the Trustee will pay to the Depositor the amount of interest accrued on the Underlying Securities from June 1, 2001 to but not including the Closing Date, to the extent such amount is paid on the Underlying Securities on such date (and to the extent that the amount of such interest accrued on the Underlying Securities from the Closing Date to but not including December 1, 2001 has been fully paid).

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code or cause the Trust to be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor or its order Class A-1 Certificates in a Certificate Principal Amount, that is an integral multiple of $25.00 and is at least equal to 100.000000% of the principal amount of such additional Underlying Securities. Any such additional Certificates authenticated and delivered or otherwise issued shall have the same terms and rank pari passu with the corresponding classes of Certificates previously issued in accordance with this Series Supplement.

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

               (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

               (ii) all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

     Section 5. Distributions. (a) On each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows in the following order of priority:

               (i) the Trustee will pay the interest portion of Available Funds:

                    (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by Certificateholders representing 100% of the Voting Rights with respect thereto;

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                    (2) second,  to the  holders of the Class A-1  Certificates, interest accrued and unpaid on such Class; and

                    (3) [reserved]; and

               (ii) the  Trustee  will pay the  principal  portion of  Available
          Funds:

                    (1) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by Certificateholders representing 100% of the Voting Rights with respect thereto; and

                    (2) second, to the holders of the Class A-1 Certificates until the Certificate Principal Amount thereof has been reduced to zero.

     (b) Notwithstanding any other provision hereof (other than Section 3(c)) if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason (including, without limitation, an Event of Default) other than at their maturity, the Trustee shall apply Available Funds on the related Distribution Date (or Special Distribution Date, if applicable) in the same order of priority as is set forth in Section 5(a). In the event of any payment on any such date of less than all of the outstanding Class A-1 Certificates, the Class A-1 Certificates to be retired will be selected by the Trustee or DTC by lot.

     (c) Notwithstanding any other provision hereof, in the event of the occurrence of (i) a payment default on the Underlying Securities or (ii) an acceleration of the date of maturity of the Underlying Securities in connection with a default thereon, the holders of the Certificates representing a majority of the Voting Rights on the Class A-1 Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities. If the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) Bear, Stearns & Co. Inc., and (6) Salomon Smith Barney Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of such sale or of an acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds in accordance with Section 5(b) hereof.

     (d) In the event that the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later

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than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such property to the holders of Class A-1 Certificates then outstanding and unpaid, (after deducting the costs incurred in connection therewith) in accordance with the priorities of distribution established pursuant to Section 5(a) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis.

     (e) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Class A-1 Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(f) hereof) on which sufficient funds are available on the Available Funds to pay such shortfall.

     (f) If a payment with respect to the Underlying Securities is made to the Trustee after the payment date of the Underlying Securities on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be five Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

     (g) [Reserved].

     (h) Notwithstanding Section 3.12 of the Standard Terms, if the Underlying Securities Guarantor ceases to file periodic reports as required under the Exchange Act, the Depositor shall within 5 Business Days instruct the Trustee to sell the Underlying Securities and distribute the proceeds of such sale to the Certificateholders in accordance with the order of priority set forth in Section 5(a) provided, however, the Depositor shall not instruct the Trustee to distribute or sell the Underlying Securities pursuant to this clause unless the Underlying Securities Guarantor has either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) failed to file any required reports for one full calendar year.

     Section 6. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee as agreed to separately in a fee agreement among the Depositor and the Trustee. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the Certificateholders of each of Class A-1 Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant

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hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of certificateholders to reimburse the Trustee.

     Section 7. Redemption Upon Exercise of Call Warrants.

     (a) [Reserved].

     (b) On any Call Date, Class A-1 Certificates shall be redeemed at par plus accrued and unpaid interest on the Class A-1 Certificates upon receipt by the Trustee of the Call Price on or prior to such Call Date. On any Call Date on which one or more of the Rights Holders duly exercises less than all of the Call Warrants then outstanding, the Class A-1 Certificates shall be redeemed in part and the Class A-1 Certificates to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Call Date.

          (i) Any Rights Holder, in order for it to exercise its Call Rights in whole or in part, shall provide notice to the Trustee (a "Call Request") no more than 60 or less than 35 days prior to any Call Date, that it is exercising its Call Rights on such Call Date, indicating the principal amount of Underlying Securities as to which such call will be exercised.

          (ii) Deliveries of the Underlying Securities purchased on any Call Date by a Rights Holder (the "Purchaser") will only be made against payment by the Purchaser of the Call Price with respect to such Underlying Securities in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. In the event that the Purchaser fails to make such payment by such time (a "Purchase Default"), the sale shall be voided and the exercise of Call Rights will be deemed not to be effective with respect to such Call Date, and the Certificates and the Call Rights shall continue to remain outstanding. Subject to receipt of the Call Price as aforesaid on any Call Date, the Trustee shall pay the corresponding redemption price set forth in clause (b), above, to the Class A-1 Certificateholders on such Call Date.

          (iii)The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Call Price without the prior written consent of the Rights Holders.

          (iv) The Trustee shall not be obligated to determine whether an exercise of Call Rights complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (v) This Section 7 shall not provide the Rights Holders with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

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

          (vi) The Rights Holder shall initially be the Depositor and such Call Rights may be transferred to one or more holders. However, the Trustee is under no obligation to recognize any notice of
               transfer   unless  it  is  signed  by  the   transferor  and  the
               transferee.

         (vii) Any exercise of Call Rights by a Rights Holder must be in a minimum principal amount of Underlying Securities equal to $500,000 and integral multiples of $500,000 in excess thereof.

        (viii) Any exercise of Call Rights by a Rights Holder must include a certification by the Rights Holder that it is solvent as of the Call Date.

     Section 8. Events of Default.

     Within 30 days of the occurrence of an Event of Default actually known to the Trustee, the Trustee will give notice to the Certificateholders and the Rating Agency, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice from the Certificateholders if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

     Section 9. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 2001-4 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Series 2001-4 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Series 2001-4 Certificates.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to
Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, pro rata in proportion to their respective entitlements to interest.

     (g) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

     (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class Certificates representing the Required Percentage-Removal.

     (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (o) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

If to the Depositor, to:

                           Bear Stearns Depositor Inc.
                           245 Park Avenue
                           New York, NY 10167
                           Attention:  Ranada Fergerson
                           Telephone:  (212) 272-3352
                           Facsimile:  (212) 272-4933

If to the Trustee, to:

                           U.S. Bank Trust National Association
                           100 Wall Street, Suite 1600
                           New York, New York  10005
                           Attention: David Kolibachuk
                           Telephone:  (212) 361-2459
                           Facsimile:  (212) 809-5459

If to the Rating Agencies, to:

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York  10007
                           Attention:  CBO/CLO Monitoring Department
                           Telephone:  (212) 553-1494
                           Facsimile:  (212) 553-0355

and to:

                           Standard & Poor's
                           55 Water Street
                           New York, New York  10041
                           Attention:  Structured Finance Surveillance Group
                           Telephone:  (212) 438-2482
                           Facsimile:  (212) 438-2664

If to the New York Stock Exchange, to:

                           New York Stock Exchange, Inc.
                           20 Broad Street
                           New York, New York  10005
                           Attention:  Vincent Patten
                           Telephone:  (212) 656-5276
                           Facsimile:  (212) 656-5780

     Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders; (ii) the payment in full of the Class A-1 Certificates upon exercise of all of the issued Call Rights under Section 7(b); and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(d) hereof, the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution to the Class A-1 Certificateholders pursuant to Section 5(a). The Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities against payment in same day funds deposited into the Certificate Account.

     Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of the Class A-1 Certificateholders unless the Rating Agency Condition is satisfied with respect to such amendment.

     Section 15. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Certificateholders; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the Voting Rights with respect thereto. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the Certificateholders representing 100% of the Voting Rights with respect thereto to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under the Indenture occurs and is continuing, and if directed by Class A-1 Certificateholders representing 51% or more of the Voting Rights with respect thereto, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                 BEAR STEARNS DEPOSITOR INC.,
                                     as Depositor


                                 By:  /s/ Timothy Kelley Millet
                                      --------------------------------------
                                      Name:  Timothy Kelley Millet
                                      Title: President


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its individual capacity
                                    but solely as Trustee on behalf
                                    of the Trust Certificates (TRUCs)
                                    Series 2001-4 Trust


                                 By:  /s/ Adam Berman
                                      --------------------------------------
                                      Name: Adam Berman
                                      Title: Trust Officer

                                                                      SCHEDULE I

                                  SERIES 2001-4

                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                7.00% Debentures due December 1, 2095.

Underlying Securities Issuer:         BellSouth Telecommunications, Inc.

CUSIP Number:                         079867 AP2

Principal Amount Deposited:           $25,000,000.

Original Issue Date:                  December 1, 1995.

Principal Amount of
Underlying Securities
Originally Issued:                    $500,000,000.

Maturity Date:                        December 1, 2095

Principal Payment Date:               December 1, 2095

Interest Rate:                        7.00%.

Interest Payment Dates:               June 1 and December 1 or if not a business
                                      day, the next business day.

Underlying Securities Record Dates:   The day immediately preceding each
                                      Distribution Date.

Security The Underlying Securities are unsecured obligations of the Underlying Securities Issuer.

Redemption/Put/Other Features         None.

Form of Security                      Book-entry debt securities with DTC
                                      listed on the New York Stock Exchange.

Underlying Securities Trustee         The Bank of New York.

Ratings "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aa2" by Moody's Investors Service, Inc."

Call Warrants                         The Underlying Securities will be
                                      acquired by the Trust subject to
                                      Call Warrants entitling the
                                      holders thereof to purchase the
                                      Underlying

                                      Securities from the Trust, in whole or in part, at the Call Price on any Business Day on or after October 26, 2006.

                       FORM OF CLASS A-1 TRUST CERTIFICATE

NUMBER 1                                          1,000,000 $25 PAR CERTIFICATES
                                                            CUSIP NO. 89826 U108

                       SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                             BEAR STEARNS DEPOSITOR INC.

                                1,000,000 $25 PAR

                           TRUST CERTIFICATES (TRUCs),

                                  SERIES 2001-4

7.00% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,000,000 aggregate principal amount of 7.00% Debentures due December 1, 2095, issued by BellSouth Telecommunications, Inc. and all payments received thereon (the "Trust Property"), deposited in trust by Bear Stearns Depositor Inc., (the "Depositor").

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $25,000,000 DOLLARS nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Trust Certificates (TRUCs), Series 2001-4 Trust, formed by the Depositor.

The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of June 19, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 2001-4, dated as of October 26, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as the "Trust Certificates (TRUCs), Series 2001-4, Class A-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections or other proceeds in respect of the Underlying Securities accrued on or after October 26, 2001 and until, with respect to any portion of the Underlying Securities as to which the Call Warrants are duly exercised in accordance with the Trust Agreement, the payment of the related Call Price and the completion of such exercise; (iii) the Call Warrants and any proceeds thereof; and (iv) all funds from time to time deposited with the Trustee relating to the Certificates, together with any and all income, proceeds and payments with respect thereto.

Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the

Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                           TRUST CERTIFICATES (TRUCs),
                           SERIES 2001-4 TRUST


                           By: U.S. BANK TRUST
                           NATIONAL ASSOCIATION
                           not in its individual capacity but solely as
                           Trustee,


                           By: ________________________________________________
                               Authorized Signatory


Dated:  October 26, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is on one of the Trust Certificates (TRUCs), Series 2001-4, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By: ________________________________
    Authorized Signatory

                            (REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-1 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

The Certificates are issuable in fully registered form only in denominations of $25.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders; (ii) the payment in full of the Class A-1 Certificates upon exercise of all of the issued Call Rights under Section 7(b) of the Series Supplement; and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ___________________ ____ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                                     *
                                                           Signature Guaranteed:


                                                                     *

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.